UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2017

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 1, 2017, Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (together with Affinion Holdings, the “Company”) announced that effective June 1, 2017, Mr. Scott Lazear ceased to serve as President, Connexions Loyalty, Inc. and was appointed to serve as Chief Business Development Officer of the Company. Effective June 1, 2017, Mr. Robert Lyons, who will also continue to serve as Executive Vice President and Chief Operating Officer of the Company, succeeded Mr. Lazear as President, Connexions Loyalty, Inc.

(e)

In connection with Mr. Lazear’s change in position, the Company amended and restated his employment agreement, effective June 1, 2017 (the “Amended and Restated Agreement”). The Amended and Restated Agreement generally retains the terms of Mr. Lazear’s prior employment agreement with the Company, dated December 27, 2014 (the “Prior Agreement”), with certain exceptions, the material terms of which are described herein. The Amended and Restated Agreement provides that he will serve in his new position as Chief Business Development Officer of the Company. The agreement now also provides that in the event that Mr. Lazear voluntarily terminates his employment with the Company without Good Reason (as such term is defined in the Amended and Restated Agreement) prior to June 1, 2018, he will be entitled to receive the same severance payments and benefits he is entitled to receive thereunder if he is terminated by Affinion Holdings without Cause (as such term is defined in the Amended and Restated Agreement) or resigns for Good Reason.

In addition, the award agreement, dated March 15, 2016, under Affinion Holdings’ 2016 Long Term Incentive Plan, which provided Mr. Lazear with an award with an aggregate cash value equal to $500,000 (the “Prior Award Agreement”) was amended and restated, effective June 1, 2017 (the “Amended and Restated Award Agreement”). The Amended and Restated Award Agreement generally retains the terms of the Prior Award Agreement, with certain exceptions, the material terms of which are described herein. The Amended and Restated Award Agreement provides that in the event of Mr. Lazear’s termination of employment by Affinion Holdings without Cause (as such term is defined in the Amended and Restated Award Agreement), he will become fully vested in the Final Performance Award (as such term is defined in the Amended and Restated Award Agreement) as of the date of such termination, subject to the attainment of the applicable performance criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: June 1, 2017	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer